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Exhibit 1.1

EXECUTION VERSION

SLM CORPORATION

6% SENIOR NOTES DUE DECEMBER 15, 2043

UNDERWRITING AGREEMENT

December 4, 2003

Citigroup Global Markets Inc.
390 Greenwich Street
New York, NY 10013

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center, 10th Floor
New York, New York 10080

Morgan Stanley & Co. Incorporated
1585 Broadway, 2nd Floor
New York, NY 10036

As Representatives of the Several Underwriters

Ladies and Gentlemen:

        SLM Corporation, a Delaware corporation (the "Company"), confirms its agreement with you and each of the other underwriters named in Schedule I to this Agreement (collectively, the "Underwriters") for whom you are acting as representatives (collectively, the "Representatives"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $275,000,000 aggregate principal amount of its 6% Senior Notes due December 15, 2043 (the "Initial Senior Notes"), as set forth in Schedule I to this Agreement, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) of this Agreement to request to purchase all or any part of an additional $41,250,000 aggregate principal amount of its 6% Senior Notes due December 15, 2043 (the "Option Senior Notes" and together with the Initial Senior Notes, the "Senior Notes"). The Senior Notes will be issued pursuant to an indenture, dated as of October 1, 2000, between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as trustee (the "Trustee"), as supplemented relating to the Senior Notes (the "Indenture").

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-107132), including a prospectus, in respect of $20,000,000,000 aggregate principal amount (or the equivalent in foreign currency or currency units) of debt securities, common stock, preferred stock and warrants of the Company and shall promptly hereafter file with or transmit for filing to the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Senior Notes pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "Base Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Base Prospectus together with the Prospectus Supplement. As used herein, the terms "Base Prospectus" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Base Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        1.     Representations and Warranties. The Company hereby represents and warrants to each Underwriter that:

          (a)   (i) The Registration Statement has been declared effective by the Commission; (ii) no stop order suspending the effectiveness of the Registration Statement is in effect; and (iii) no proceedings for such purpose are pending before or, to the best knowledge of the Company, threatened by the Commission.

          (b)   (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties set forth in this Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

          (c)   (i) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given or incorporated by reference in the Registration Statement and Prospectus, there has not been any material adverse change in the capital stock or long-term debt of the Company and its subsidiaries, taken as a whole, or any material adverse change in or affecting the general affairs, financial position, or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

          (d)   The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus.

          (e)   All of the issued shares or capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

          (f)    This Agreement has been duly authorized, executed and delivered by the Company.

          (g)   The Senior Notes have been duly authorized, and, when issued and delivered pursuant to this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

  and the Indenture conforms and the Senior Notes will conform to the descriptions thereof contained in the Prospectus.

          (h)   The issue and sale of the Senior Notes and the compliance by the Company with all of the provisions of the Senior Notes, the Indenture and this Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach which would constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, under the terms of any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any property or assets of the Company, is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation, as amended, or the By-Laws of the Company or, to the best of its knowledge, any statute or any order, rule or regulation applicable to the Company or any court or any Federal, State or other regulatory authority or governmental agency or body having jurisdiction over the Company or any of its properties.

          (i)    No consent, approval, authorization, order, registration or qualification of, or filing with, any such court or regulatory agency or body is required for the issuance and sale of the Senior Notes, the consummation by the Company of the transactions contemplated by this Agreement, or the Indenture, except such as have been obtained, or will have been obtained prior to the related Delivery Date, under the Securities Act and the Trust Indenture Act and such other consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or other applicable laws of any other jurisdiction in connection with the purchase of the Senior Notes by the Underwriters in the manner contemplated hereby.

          (j)    The Company is not (i) in violation of its Certificate of Incorporation or By-laws or (ii) in default in, and no condition exists which with the giving of notice, the lapse of time or both would a constitute a default in, the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for violations or defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole.

          (k)   The statements set forth in the Base Prospectus under the caption "Description of Debt Securities" and in the Prospectus Supplement under the caption "Description of the Senior Notes", insofar as they purport to constitute a summary of the terms of the Senior Notes, and in the Prospectus Supplement under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete.

          (l)    Immediately after the settlement of the sale of the Senior Notes by the Company to the Underwriters hereunder, the aggregate principal amount of Senior Notes issued and sold by the Company hereunder and of any securities of the Company (other than the Senior Notes) issued and sold pursuant to the Registration Statement will not exceed the amount of securities registered under the Registration Statement.

          (m)  Other than as set forth in or incorporated by reference into the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, results of operations or business prospects of the Company and its subsidiaries, taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (n)   PricewaterhouseCoopers LLP has certified certain financial statements of the Company and its subsidiaries, and were or are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

          (o)   The Company is not and, after giving effect to the offering and sale of the Senior Notes, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended.

          (p)   Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

        2.     Sale and Delivery to the Underwriters; Delivery Date.

          (a)   On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions set forth in this Agreement, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, the principal amount of Senior Notes set forth in Schedule I to this Agreement opposite the name of such Underwriter (plus any additional amount of Senior Notes that such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 of this Agreement), at a purchase price equal to 96.85% of the principal amount thereof.

          (b)   In addition, on the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions set forth in this Agreement, the Company hereby grants to the Underwriters, severally and not jointly, the option to request to purchase up to an additional $41,250,000 aggregate original principal amount of the Option Senior Notes, to cover over-allotments in respect of the Senior Notes, at a purchase price equal to 96.85% of the principal amount thereof. The option hereby granted will expire thirty (30) calendar days after the Initial Delivery Date (as defined hereafter) (the "Option Expiry Time") and may be exercised in whole or in part from time to time upon written notice by the Underwriters to the Company setting forth the number of Option Senior Notes as to which the Underwriters are then requesting the exercise of the option and a proposed time and date of payment and delivery for such Option Senior Notes. The Company may in its sole discretion consent or not consent to the Underwriters' request to exercise the option and must notify the Underwriters promptly of its decision. The time and date of payment and delivery for the Option Senior Notes (the "Subsequent Delivery Date" and the Initial Delivery Date and the Subsequent Delivery Date, each a "Delivery Date") shall be determined by the Company, but shall not be later than fifteen (15) business days after the Underwriters' request to exercise of the option, nor in any event prior to the Initial Delivery Date, unless otherwise agreed upon by the Underwriters and the Company. If the option is exercised as to all or any portion of the Option Senior Notes, and agreed by the Company, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the original principal amount of the Option Senior Notes then being purchased which the original principal amount of the Initial Senior Notes set forth opposite the name of such Underwriter in Schedule I bears to the total principal amount of the Initial Senior Notes.

          (c)   Payment of the purchase price and delivery of the Initial Senior Notes shall be made at the offices of the Company at 11600 Sallie Mae Drive, Reston, Virginia 20193 at or before 1:00 P.M., New York time, on December 15, 2003 (unless postponed in accordance with the provisions of Section 8 of this Agreement) or such other time, place or date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery, the "Initial Delivery Date").

          (d)   In addition, in the event that the Underwriters have exercised their option to purchase all or any of the Option Senior Notes, payment of the purchase price for, and delivery of such Option Senior Notes shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Company, on the Subsequent Delivery Date as specified in the notice from the Company to the Underwriters.

          (e)   Payment shall be made to the Company by wire transfer in federal funds at the Initial Delivery Date or Subsequent Delivery Date, as applicable, against delivery to the Underwriters of the Senior Notes. It is understood that each Underwriter has authorized the Representatives, for each Underwriter's account, to accept delivery of, receipt for, and make payment of the principal amount of the Senior Notes which each Underwriter has agreed to purchase. Each Representative, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the principal amount of the Senior Notes to be purchased by any Underwriter whose payment has not been received by the Initial Delivery Date or Subsequent Delivery Date, as applicable, but such payment shall not relieve such Underwriter from its obligations under this Agreement.

          (f)    The delivery of the Senior Notes shall be made in fully registered form, registered in the name of Cede & Co., to the offices of The Depository Trust Company in New York, New York or its designee, and the Underwriters shall accept such delivery.

        3.     Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:

          (a)   To use its best efforts to effect the listing of the Senior Notes on the New York Stock Exchange no later than thirty (30) days after the Initial Delivery Date or a Subsequent Delivery Date, as applicable;

          (b)   To prepare the Prospectus in a form approved by the Representatives and to file the Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus after the date of this Agreement and prior to the Initial Delivery Date or Subsequent Delivery Date, as applicable, which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after the Initial Delivery Date or Subsequent Delivery Date, as applicable, and furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Senior Notes, and during such period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Senior Notes, of the suspension of the qualification of such Senior Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Senior Notes or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

        (c)   From time to time to take such action as the Representatives may reasonably request to qualify the Senior Notes for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the

Senior Notes, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

        (d)   Prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement or as may be agreed to among the Representatives and the Company, and from time to time, to furnish the Underwriters with copies of the Prospectus in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Senior Notes and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

        (e)   To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158); and

        (f)    During the period beginning from the date of this Agreement and continuing to and including the later of (i) the termination of trading restrictions for the Senior Notes, as notified to the Company by the Representatives, and (ii) the Initial Delivery Date or the Subsequent Delivery Date, as applicable, for such Senior Notes, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after such Initial Delivery Date or Subsequent Delivery Date, as applicable, and which are substantially similar to such Senior Notes, without the prior written consent of the Representatives. The Representatives acknowledge and agree that Senior Notes issued in denominations other than $25 per note and not listed on a national securities exchange are not subject to this Section 3(f).

        4.     Payment of Expenses. The Company covenants and agrees with each Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Senior Notes under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters; (ii) the cost of printing or reproducing this Agreement, the Indenture, any Blue Sky and legal investment surveys and any other documents in connection with the offering, purchase, sale and delivery of the Senior Notes; (iii) all fees, disbursements and expenses in connection with the qualification of the Senior Notes for offering and sale under state securities laws and in connection with any Blue Sky and legal investment surveys; (iv) any fees charged by security rating services for rating the Senior Notes; (v) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Senior Notes; (vi) the cost of preparing, issuing, executing, authenticating and delivering the Senior Notes; (vii) the fees and expenses incurred in connection with the listing of the Senior Notes on the New York Stock Exchange; (viii) the fees and expenses of any Trustee and any transfer or paying agent of the Company and the fees and disbursements of counsel for any Trustee or such agent in connection with the Indenture and the Senior Notes; and (ix) all other costs and expenses incident to the performance of the Company's obligations hereunder (other than costs and expenses incurred by any Underwriter) which are not otherwise specifically provided for in this Section 4. It is understood, however, that, except as provided in Sections 6 and 9, and in clause (iii) of this Section 4, the Underwriters shall pay all of their own costs and expenses, including the fees of their counsel and transfer taxes on resale of any of the Senior Notes by them.

        5.     Conditions of Underwriters' Obligations. The obligation of each Underwriter to purchase and pay for the Senior Notes on each of the Initial Delivery Date and any Subsequent Delivery Date, as applicable, is subject to the following conditions being satisfied as of the Initial Delivery Date or Subsequent Delivery Date, as applicable:

        (a)   All representations and warranties of the Company in this Agreement are true and correct at and as of each Delivery Date, as applicable, it being understood that with respect to a Subsequent Delivery Date, the term "Prospectus" shall mean the Prospectus as amended or supplemented prior to such Subsequent Delivery Date;

        (b)   The Company shall have performed all of its obligations when and as provided under this Agreement;

        (c)   The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 3(b) of this Agreement;

        (d)   No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission;

        (e)   All requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction;

        (f)    The Company shall not have sustained, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any change in the capital stock or long-term debt of the Company and its subsidiaries, taken as a whole, or any change, or any development involving a prospective change, in or affecting the business, financial position or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented prior to the Initial Delivery Date or Subsequent Delivery Date, as applicable, the effect of which is in the judgment of the Representatives is so material and adverse as to make it impracticable or inadvisable to proceed with the purchase by the Underwriters of Senior Notes on the terms and in the manner contemplated in the Prospectus prior to the Initial Delivery Date or Subsequent Delivery Date, as applicable;

        (g)   (i) No downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities, provided this Section 5(g) shall not apply to any such rating agencies which shall have notified the Company of the downgrading in the rating of its debt securities and of which the Company shall have given the Representatives written notice prior to the execution of this Agreement;

        (h)   There shall not have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange (the "Exchange"); (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities declared in the United States by Federal authorities, a general moratorium on commercial banking activities declared in New York declared by either Federal authorities or New York State authorities, or a general moratorium on commercial banking activities in the District of Columbia declared by either Federal or District of Columbia authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in the clause (iv) in the judgment of the

Representatives makes it impracticable or inadvisable to proceed with the purchase of the Senior Notes from the Company pursuant to this Agreement, on the terms and in the manner contemplated in the Prospectus;

          (i)    On the Initial Delivery Date or Subsequent Delivery Date, as applicable, the Representatives shall have received:

              (i)  The opinion, dated the Initial Delivery Date or Subsequent Delivery Date, as applicable, of counsel to the Company, who may be an employee of the Company or any affiliate, containing the opinions substantially in the form of the opinion listed on Schedule II to this Agreement;

             (ii)  The opinion, dated the Initial Delivery Date or Subsequent Delivery Date, as applicable, of Cadwalader, Wickersham & Taft LLP, counsel to the Underwriters, containing the opinions substantially in the form of the opinion listed on Schedule III to this Agreement;

            (iii)  The accountants letter, dated the Initial Delivery Date or Subsequent Delivery Date, as applicable, substantially in the form set forth on Schedule IV to this Agreement; and

            (iv)  Certificates of officers of the Company, dated the Initial Delivery Date or Subsequent Delivery Date, as applicable, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Initial Delivery Date or Subsequent Delivery Date, as applicable, and as to the matters set forth in Section 5(a) (representations and warranties), Section 5(d) (no stop order) and Section 5(f) (no material adverse change) of this Agreement at and as of the Initial Delivery Date or Subsequent Delivery Date, as applicable.

        6.     Indemnification.

          (a)   The Company shall indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto furnished by the Company, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred, provided the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein; and, provided further, the Company shall not be liable to any Underwriter under the indemnity agreement in this Section 6(a) with respect to the Prospectus or any amendment or supplement thereto to the extent that any such loss, claim, damage or liability of such Underwriter results solely from the fact that such Underwriter sold Senior Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference), whichever is most recent, if the Company has previously furnished copies thereof to such Underwriter.

          (b)   Each Underwriter, on a several and not joint basis, shall indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities

  (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

          (c)   Promptly after receipt by an indemnified party under Sections 6(a) or (b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. The consent in this last sentence shall not be unreasonably withheld, conditioned or delayed and the indemnifying party agrees that the indemnified party shall in all cases be justified in withholding consent unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (d)   If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under Sections 6(a) or (b) in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and each Underwriter, on the other, from the offering of the Senior Notes to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 6(c), then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and each Underwriter, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Senior Notes (before deducting expenses) received by the Company bear to the total commissions or discounts received by such Underwriter with respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand or by any Underwriter, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. With respect to any Underwriter, such relative fault shall also be determined by reference to the extent (if any) to which such losses, claims, damages or liabilities (or actions in respect thereof) with respect to any preliminary prospectus result solely from the fact that such Underwriter sold Senior Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) if the Company has previously furnished copies thereof to such Underwriter. The Company and each Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by per capita allocation (even if all Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 6(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Senior Notes purchased by or through such Underwriter were sold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Underwriters under this Section 6(d) to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

          (e)   The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and each Underwriter's obligations under this Section 6 shall be in addition to any liability which such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

        7.     Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Senior Notes.

        8.     Default by an Underwriter. (a) If any Underwriter shall default in its obligation to purchase the Senior Notes, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Senior Notes on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Senior Notes, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Senior Notes on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Senior Notes, or the Company notifies the Representatives that it has so arranged for the purchase of such Senior Notes, the Representatives or the Company shall have the right to postpone the Delivery Date for such Senior Notes for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement.

        (b)   If, after giving effect to any arrangements for the purchase of the Senior Notes of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Section 8(a), the aggregate principal amount of such Senior Notes which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Senior Notes, to be purchased at the Delivery Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Senior Notes which such Underwriter agreed to purchase, and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Senior Notes which such Underwriter agreed to purchase) of the Senior Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        (c)   If, after giving effect to any arrangements for the purchase of the Senior Notes of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Section 8(a), the aggregate principal amount of Senior Notes which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Senior Notes, to be purchased at the Delivery Date as referred to in Section 8(b), or if the Company shall not exercise the right described in Section 8(b) to require non-defaulting Underwriters to purchase Senior Notes of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 4 of this Agreement and the indemnity and contribution agreements in Section 6 of this Agreement; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        9.     Effect of Termination. If this Agreement shall be terminated pursuant to Section 8, the Company shall not then be under any liability to any Underwriter with respect to the Senior Notes except as provided in Sections 4 and 6 of this Agreement; but, if for any other reason Senior Notes are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the

Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Senior Notes, but the Company shall then be under no further liability to any Underwriter with respect to such Senior Notes except as provided in Sections 4 and 6 of this Agreement.

        10.   Miscellaneous.

        (a)   Amendments; Supplements. This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Company and each Representative.

        (b)   Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address or facsimile transmission number of the Representatives as set forth in Schedule V to this Agreement; and if to the Company shall be delivered or sent by facsimile transmission or registered mail to SLM Corporation, 11600 Sallie Mae Drive, Reston, Virginia 20193, Attention: Vice President, Finance, facsimile transmission number (703) 810-7655, with a copy to the Company, Attention: Marianne M. Keler, General Counsel, Facsimile Transmission No. (703) 810-7695. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

        (c)   Successors and Assigns. This Agreement shall be binding upon, and inure solely to the benefit of, each Underwriter and the Company, and to the extent provided in Section 6, Section 7 and Section 8 hereof, the officers and directors of the Company and each person who controls any Underwriter or the Company, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of a Senior Note through or from any Underwriter hereunder shall be deemed a successor or assign by reason merely of such purchase.

        (d)   Time of the Essence. Time shall be of the essence in this Agreement.

        (e)   Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        (f)    Counterparts. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all of such respective counterparts shall together constitute one and the same instrument.

        If the foregoing is in accordance with your understanding, please sign and return six (6) counterparts to us.

Very truly yours,

SLM CORPORATION

By:	/s/ C.E. ANDREWS
Name:	C.E. Andrews
Title:	Executive Vice President, Accounting and Risk Management

CONFIRMED AND ACCEPTED:

CITIGROUP GLOBAL MARKETS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED

On behalf of themselves and the several Underwriters
named in the Underwriting Agreement

MORGAN STANLEY & CO. INCORPORATED
By:	/s/ HAROLD J. HENDERSHOT III
Name:	Harold J. Hendershot III
Title:	Executive Director

As Representatives of the Underwriters named in Schedule I to this Agreement

SCHEDULE I

Name of Underwriter	Principal Amount of Senior Notes
Citigroup Global Markets Inc.	$46,800,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	46,800,000
Morgan Stanley & Co. Incorporated	46,800,000
UBS Securities LLC	46,800,000
Wachovia Capital Markets, LLC	46,800,000
ABN AMRO Incorporated	1,500,000
A.G. Edwards & Sons, Inc.	1,500,000
Banc of America Securities LLC	1,500,000
BB&T Capital Markets, Inc.	1,500,000
Bear, Stearns & Co. Inc.	1,500,000
BNP Paribas Securities Corp.	1,500,000
Credit Suisse First Boston LLC	1,500,000
Charles Schwab & Co., Inc.	1,500,000
Deutsche Bank Securities Inc.	1,500,000
Fahnestock & Co. Inc.	1,500,000
Goldman, Sachs & Co.	1,500,000
H&R Block Financial Advisors, Inc.	1,500,000
HSBC Securities (USA) Inc.	1,500,000
J.P. Morgan Securities Inc.	1,500,000
Legg Mason Wood Walker, Incorporated	1,500,000
Lehman Brothers Inc.	1,500,000
Quick and Reilly, Inc.	1,500,000
RBC Dain Rauscher Inc.	1,500,000
TD Waterhouse Investor Services, Inc.	1,500,000
U.S. Bancorp Piper Jaffray Inc.	1,500,000
Wells Fargo Brokerage Services, LLC	1,500,000
Advest, Inc.	500,000
Robert W. Baird & Co. Incorporated	500,000
Banc One Capital Markets, Inc.	500,000
William Blair & Co.	500,000
D.A. Davidson & Co.	500,000
Ferris Baker Watts Incorporated	500,000
J.J.B. Hilliard, W.L. Lyons, Inc.	500,000
Janney Montgomery Scott LLC	500,000
C.L. King & Associates, Inc.	500,000
McDonald Investment Inc.	500,000
McGinn, Smith & Co. Inc.	500,000
Mesirow Financial, Inc.	500,000
Morgan Keegan & Company, Inc.	500,000
Pershing LLC	500,000
Raymond James & Associates, Inc.	500,000
Ryan, Beck & Co. LLC	500,000
Southwest Securities, Inc.	500,000
Stifel, Nicolaus & Company Incorporated	500,000
SunTrust Capital Markets, Inc.	500,000

Total	$275,000,000

SCHEDULE II

[Opinion from General Counsel of SLM—substantially similar to the opinion, dated August 6, 2003, provided in connection with the MTN Distribution Agreement]

SCHEDULE III

[Opinion from Cadwalader, Wickersham & Taft LLP—substantially similar to the opinion, dated August 6, 2003, provided in connection with the MTN Distribution Agreement]

SCHEDULE IV

The Company's independent certified public accountants shall furnish letters to the effect that:

            (i)  They are independent certified public accountants with respect to the Company and its consolidated subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations of the Commission thereunder and the answer to Item 10 of the Registration Statement is correct insofar as it relates to them;

           (ii)  In their opinion, the financial statements and schedules and the additional financial information examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and the published rules and regulations thereunder;

          (iii)  On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, including a reading of the unaudited financial statements and schedules and other information referred to below, a reading of the latest available interim financial statements of the Company and certain of its subsidiaries, inspection of the minute books of the Company and certain of its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

            (A)  the unaudited consolidated statements of income, consolidated statements of financial position and consolidated statements of changes in financial position of the Company and its consolidated subsidiaries included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder; or

            (B)  as of a specified date not more than five business days prior to the Subsequent Delivery Date of such letter, there have been any changes in the capital stock accounts, long-term debt, short-term debt, or any decreases in net assets or other items specified by the Underwriters, in each case as compared with amounts shown or included in the latest statement of financial position of the Company included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (iv)  In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information specified by the Underwriters which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Underwriters or in documents incorporated by reference in the Prospectus specified by the Underwriters, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

SCHEDULE V

Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013
Facsimile:	(212) 816-6000
Attention:	Office of the General Counsel
Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center, 10th Floor New York, New York 10080
Facsimile:
Attention:
Morgan Stanley & Co. Incorporated 1585 Broadway, 2nd Floor New York, NY 10036
Facsimile:	(212) 507-2409
Attention:	Transaction Management Group

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SLM CORPORATION 6% SENIOR NOTES DUE DECEMBER 15, 2043 UNDERWRITING AGREEMENT
SCHEDULE I
SCHEDULE II
SCHEDULE III
SCHEDULE IV
SCHEDULE V